UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2013

J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-15274 (Commission File No.)	26-0037077 (IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas (Address of principal executive offices)	75024-3698 (Zip code)

Registrant’s telephone number, including area code:  (972) 431-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

(a)           On January 30, 2013, J. C. Penney Company, Inc.’s  (the “Company”) direct wholly-owned subsidiary J. C. Penney Corporation, Inc. (“JCPenney”) and GE Capital Retail Bank (“GECRB”) entered into an amendment (the “Second Amendment”) to the amended and restated Consumer Credit Card Program Agreement dated as of November 5, 2009, as amended by the First Amendment thereto dated as of October 29, 2010 (the “Agreement”) between JCPenney and GECRB.  The Agreement covers the parties’ marketing and servicing alliance for JCPenney’s private label credit card (the “Program”).

The Second Amendment extends the term of the Agreement to January 28, 2017 and increases the financial benefits to be received by JCPenney under the Program, including additional payments from GECRB to JCPenney and enhanced gainshare payments.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

(b)           On January 31, 2013, the Company, JCPenney and the Company’s indirect wholly-owned subsidiary J. C. Penney Purchasing Corporation (“Purchasing”) (the Company, JCPenney, and Purchasing collectively referred to as the “Loan Parties”) entered into a Third Amendment  (the “Amendment”) to the Amended and Restated Credit Agreement dated as of January 27, 2012, among the Loan Parties, the financial institutions named therein as lenders, JPMorgan Chase Bank, N.A., as Administrative Agent, and Wells Fargo Bank, National Association, as LC Agent (as amended, the “Credit Agreement”).

The Amendment increases the aggregate size of the facility to $1.75 billion. A copy of the Amendment is filed herewith as Exhibit 10.2.  The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01(b) above is incorporated herein by reference as if fully set forth herein.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

To the extent required by Item 2.04 of Form 8-K, the information contained in Item 8.01 of this Current Report is incorporated by reference herein. As more fully set forth in Item 8.01, the Company does not believe that a triggering event has occurred, or will occur upon the passage of time.

Item 8.01	Other Events.

The Company received a letter, dated January 29, 2013, from an attorney claiming to represent holders of more than 50% of the Company’s 7.4% Debentures due 2037 (the “Debentures”).  The letter purports to be a Notice of Default under the Indenture dated April 1, 1994, between J. C.

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Penney Company, Inc. and U. S. Bank National Association (formerly Bank of America National Trust and Savings Association), as trustee.  Despite repeated requests from the Company, the attorney has not identified all of the holders he claims to represent.

The attorney alleges that the Company, by entering into the Credit Agreement and granting a lien on its inventory, violated Section 5.08 of the Indenture, which restricts the Company’s ability to issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed that are secured by certain property identified in the Indenture without simultaneously granting an equal and ratable security interest to the holders of the Debentures.  Under the Credit Agreement, the lenders have a security interest in certain inventory and related current assets of the Company; however, there are not now, nor have there ever been, any loans outstanding under the Credit Agreement, and therefore the Company has not issued indebtedness for money borrowed secured by inventory.  Further, Section 5.08 of the Indenture is not a negative covenant as to liens on inventory.  The negative covenant extends only to “Principal Property,” a term which is defined in the Indenture as consisting of “real property and tangible personal property owned by the Company . . . constituting a part of any store, warehouse or distribution center.” Inventory does not constitute a part of a store, warehouse, or distribution center.

The Company believes that the allegations in the letter are without merit and that the granting of a security interest in its inventory pursuant to the Credit Agreement, without providing for equal and ratable security for the holders of Debentures, in no way constitutes an event of default under the Indenture.  The Company intends to contest such allegations vigorously and has filed a complaint in the Court of Chancery for the State of Delaware seeking injunctive relief and a declaratory judgment that the Company is not in breach of the Indenture.

In the unlikely event the Company is found to be in breach of the Indenture and such breach is not cured within ninety days, then holders of not less than 25% of the principal amount of outstanding Debentures may declare all of the outstanding Debentures to be immediately due and payable.  As of Febraury 4, 2013, approximately $326 million in principal amount of the Debentures was outstanding, and approximately $2.868 billion in principal amount of total long-term debt was outstanding under the Company’s indentures that have the same equal and ratable lien covenant.  In addition, if the outstanding Debentures are declared due and payable prior to their scheduled maturity, such event would constitute an Event of Default under the Credit Agreement.  In the unlikely event that the Company is found to be in breach of the Indenture, the Company believes there are numerous solutions that could be implemented within the ninety-day cure period.

A copy of the press release announcing the Company’s receipt of the letter is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements that include words such as “believes,” “intends” or other words of similar import, and statements regarding the allegations described above and the potential consequences of an asserted default under the Indenture.  The forward-looking statements are based on the Company’s current expectations and involve risks and uncertainties, including, but not limited to, risks and uncertainties relating to the outcome of any litigation relating to the issue, the Company’s defense, the final interpretation of the Indenture and the Company’s ability to cure any default deemed to have occurred under the Indenture. The Company cautions that actual results could differ materially from the expectations described in the

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forward-looking statements. The Company also cautions that undue reliance should not be placed on any of the forward-looking statements, which speak only as of the date of this Current Report. The Company undertakes no responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit 10.1
Second Amendment dated as of January 30, 2013 to Consumer Credit Card Program Agreement by and between J. C. Penney Corporation, Inc. and GE Capital Retail Bank, as amended and restated as of November 5, 2009 and as amended by the First Amendment thereto dated as of October 29, 2010

Exhibit 10.2
Third Amendment dated as of January 31, 2013 to the Amended and Restated Credit Agreement dated as of January 27, 2012 (as amended through the date hereof, the “Credit Agreement”), among J. C. Penney Company, Inc., J. C. Penney Corporation, Inc., J. C. Penney Purchasing Corporation, the financial institutions named therein as lenders, JPMorgan Chase Bank, N.A., as Administrative Agent, and Wells Fargo Bank, National Association, as LC Agent

	Exhibit 99.1	Company News Release issued February 4, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, Inc.

By:	/s/ Janet Dhillon
Janet Dhillon
Executive Vice President,
General Counsel and Secretary

Date:  February 4, 2013

EXHIBIT INDEX

Exhibit Number	Description

10.1
Second Amendment dated as of January 30, 2013 to Consumer Credit Card Program Agreement by and between J. C. Penney Corporation, Inc. and GE Capital Retail Bank, as amended and restated as of November 5, 2009 and as amended by the First Amendment thereto dated as of October 29, 2010

10.2
Third Amendment dated as of January 31, 2013 to the Amended and Restated Credit Agreement dated as of January 27, 2012 (as amended through the date hereof, the “Credit Agreement”), among J. C. Penney Company, Inc., J. C. Penney Corporation, Inc., J. C. Penney Purchasing Corporation, the financial institutions named therein as lenders, JPMorgan Chase Bank, N.A., as Administrative Agent, and Wells Fargo Bank, National Association, as LC Agent

99.1	Company News Release issued February 4, 2013